SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                LEGG MASON, INC.
             (Exact name of registrant as specified in its charter)

            Maryland                                        52-1200960
   (State or other jurisdiction                  (I.R.S. employer incorporation
     of identification no.)                              or organization)


                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000
          (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                             ----------------------
                                 Robert F. Price
                    Senior Vice President and General Counsel
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                             ----------------------
                                    Copy to:

                             Barry P. Barbash, Esq.
                               Shearman & Sterling
                           801 Pennsylvania Ave, N.W.
                              Washington, DC 20004
                                 (202) 508-8000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum        Amount of
   Title of Each Class of Securities     Aggregate Amount to be  Aggregate Offering     Aggregate Offering     Registration
            to be Registered                 Registered(1)      Price Per Unit(2)(4)       Price(2)(4)         Fee(3)(4)(5)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share      9,007,659 shares          $40.7476           $367,040,751.50        $96,898.76
====================================================================================================================================

(1) Amount includes 5,210,000 shares issuable upon the exchange of exchangeable shares of our subsidiary Legg Mason Canada Holdings Ltd., and resales of 3,797,659 of those shares by affiliates of Perigee Inc., as described more fully in the prospectus that is a part of this registration statement.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock reported in the consolidated system on April 7, 2000 and on May 8, 2000.

(4) Previous calculation of registration fee was based upon a price per share of $43.8438 and current calculation of registration fee is based upon a price per share of $36.5000.

(5) The registrant previously paid $60,304.52 upon the original filing of this registration statement and so is submitting herewith the net amount of $36,594.24.

                             ----------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                             ----------------------

                                   PROSPECTUS

                                9,007,659 SHARES
                                LEGG MASON, INC.
                                  COMMON STOCK

         Pursuant to a "shelf" registration statement of which this prospectus is a part, we, Legg Mason, Inc., are offering up to 5,210,000 shares of our common stock, par value $.10 per share, and we are registering resales of up to 3,797,659 of these shares of our common stock by affiliates of Perigee Inc. We will deliver the common stock when the holders of exchangeable shares of our subsidiary Legg Mason Canada Holdings Ltd., a corporation existing under the Business Corporations Act (New Brunswick), exchange their exchangeable shares for our common stock or when we redeem their exchangeable shares for our common stock. The exchangeable shares will be issued in connection with our acquisition of Perigee Inc. The terms of the exchangeable shares provide that the redemption price of the exchangeable shares may be satisfied in whole or in part by the delivery of shares of our common stock.

         Our common stock trades on the New York Stock Exchange under the symbol "LM". On May 12, 2000, the closing price of Legg Mason, Inc. common stock as reported on the New York Stock Exchange was $42.5625 per share.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------


                   The date of this Prospectus is May 15, 2000

                                TABLE OF CONTENTS

                                   PROSPECTUS

WHERE YOU CAN FIND MORE INFORMATION............................................1
THE COMPANY....................................................................2
MARKET PRICES AND DIVIDEND POLICY..............................................3
THE EXCHANGEABLE SHARES........................................................4
USE OF PROCEEDS................................................................4
DESCRIPTION OF CAPITAL STOCK...................................................5
ERISA MATTERS..................................................................7
PLAN OF DISTRIBUTION...........................................................9
RESALES........................................................................9
LEGAL MATTERS.................................................................11
EXPERTS.......................................................................11

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http:/www.sec.gov. Our common stock is listed on the New York Stock Exchange under the Symbol "LM". Information about us also is available at the exchange.

         This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

         The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date our offering of securities has been completed or, if later, the date on which our affiliates cease offering and selling these securities:

         o    Annual Report on Form 10-K for the year ended March 31, 1999;

         o Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999;

         o Current Reports on Form 8-K dated June 3, 1999, March 10, 2000, April 14, 2000 and May 9, 2000; and

         o The description of our common stock, par value $.10 per share, contained in Amendment No. 4 to our Application for Registration on Form 8-A, filed April 25, 1997.

         You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                            Attn: Corporate Secretary
                                 (410) 539-0000

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The information contained in this prospectus is current only as of the date hereof. Unless the context requires otherwise, the terms "Legg Mason", "we", "us", and "our" refers to Legg Mason, Inc. and its predecessors and subsidiaries.

                                   THE COMPANY

         We are a holding company which, through our subsidiaries, engages in:

         o investment management of institutional and individual accounts and company-sponsored mutual funds;
         o    securities brokerage and trading;
         o    investment banking for corporations and municipalities; and
         o    other related financial services.

     Our subsidiaries principally engaged in the investment advisory business are:

         o Legg Mason Fund Adviser, Inc., which manages company-sponsored mutual funds;
         o Western Asset Management Company, which manages fixed income assets for our institutional clients;
         o Batterymarch Financial Management, Inc., which manages U.S., international and emerging markets equity portfolios for our institutional clients;
         o Brandywine Asset Management, Inc., which primarily manages equity portfolios for our institutional and high net worth individual clients;
         o Bartlett & Co., which manages equity, balanced and fixed income portfolios for our high-net worth individual and institutional clients;
         o Legg Mason Capital Management, Inc., which manages equity and fixed income portfolios for our individual and institutional accounts;
         o Gray, Seifert & Co., Inc., which primarily manages equity portfolios for our wealthy individual, family group, endowment and foundation clients;

         o Western Asset Management Company Limited, which manages international fixed income and currency assets for our institutional clients;
         o Berkshire Asset Management, Inc., which manages equity and fixed income portfolios for individual investors and family groups; and
         o Johnson Fry Holdings PLC, which manages retail funds in the United Kingdom.


All of these subsidiaries, except Berkshire Asset Management, also serve as investment advisors to company-sponsored mutual funds and/or other company-structured investment products.

         Our principal broker-dealer subsidiary is Legg Mason Wood Walker, Incorporated, a full service regional broker-dealer and investment banking firm operating primarily in the Eastern and Mid-South regions of the United States.

         We were incorporated in Maryland in 1981 to serve as a holding company for Legg Mason Wood Walker and our other subsidiaries. The predecessor company to Legg Mason Wood Walker was formed in 1970 under the name Legg Mason & Co., Inc. to combine the operations of Legg & Co., a Maryland-based broker-dealer formed in 1899, and Mason & Company, Inc., a Virginia-based broker-dealer formed in 1962. Our subsequent growth has occurred through internal expansion as well as through our acquisitions of investment management, broker-dealer and commercial mortgage banking firms. Our principal offices are located at 100 Light Street, Baltimore, Maryland 21202. Our telephone number is (410) 539-0000.

                        MARKET PRICES AND DIVIDEND POLICY

         Our common stock trades on the New York Stock Exchange under the symbol "LM." There were approximately 2,202 registered holders of our common stock as of March 31, 2000. The table below sets forth the high and low sales prices of our common stock as reported for New York Stock Exchange Composite Transactions and the quarterly cash dividends declared per share of our common stock during the periods indicated (adjusted for stock splits).


                                                                        PRICE RANGE              CASH
                                                                    ----------------------      DIVIDENDS
1998                                                                  LOW            HIGH       DECLARED
                                                                      ---            ----       ----------
     Quarter Ended:
         March 31, 1998......................................       $23.3750        $31.9375      $.055
         June 30, 1998.......................................       $26.8125        $32.2812      $.055
         September 30, 1998..................................       $20.1562        $31.3438      $.065
         December 31, 1998...................................       $17.3125        $31.5625      $.065



1999
     Quarter Ended:
         March 31, 1999......................................       $26.4375        $35.8750      $.065
         June 30, 1999.......................................       $31.0625        $42.8750      $.065
         September 30, 1999..................................       $32.5625        $40.9375      $.080
         December 31, 1999...................................       $30.6250        $41.7500      $.080
2000

     Quarter Ended:
         March 31, 2000 .....................................       $30.6875        $51.2500      $.080
         June 30, 2000 (through May 12, 2000) ...............       $35.1250        $47.5000      $.080

         See the cover page for the closing price for our common stock on the New York Stock Exchange on May 12, 2000.

         Our board of directors currently intends to continue to pay regular quarterly cash dividends; however, the declaration and payment of future dividends will be determined by our board of directors in its sole discretion. Our board's decision will depend upon our earnings, financial condition and capital needs and other factors that the board of directors deems relevant.

                             THE EXCHANGEABLE SHARES

         The rights of the holders of the exchangeable shares, including exchange rights, are described in the draft Plan of Arrangement involving Legg Mason, Perigee Inc. and Legg Mason Canada Holdings Ltd. The Plan of Arrangement was filed with the Ontario Superior Court of Justice pursuant to Section 182 of the Business Corporations Act (Ontario) on April 13, 2000.

                                 USE OF PROCEEDS

         We will issue the common stock that we are offering in this prospectus only in exchange for or redemption of the exchangeable shares of Legg Mason Canada Holdings Ltd., and we will receive no net cash proceeds from that issuance. We will receive no proceeds from resales of our common stock by affiliates of Perigee Inc.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.10 per share, and 4,000,000 shares of preferred stock, par value $10.00 per share. As of March 31, 2000, we had 58,599,058 shares of common stock and no shares of preferred stock outstanding.

Common Stock

         Holders of our common stock are entitled to:

         o one vote per share on matters to be voted upon by the stockholders;
         o receive dividends out of funds legally available for distribution when and if declared by our board of directors; and
         o share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after provisions for distributions to the holders of any preferred stock.

         The holders of Legg Mason common stock currently possess exclusive voting rights in the Company. However, in connection with the Plan of Arrangement, Legg Mason expects to issue to a trustee for the benefit of the holders of the exchangeable shares a special voting share carrying voting rights equal to the number of outstanding exchangeable shares not owned by Legg Mason and its affiliates.

         We may not pay any dividend (other than in shares of our common stock) or make any distributions of assets on shares of our common stock until cumulative dividends on any preferred stock then outstanding have been paid.

         Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares which may be issued upon exchange or redemption of the exchangeable shares will be, when issued, fully paid and nonassessable.

         The holders of our common stock do not have cumulative voting rights. This means that holders of more than half of the shares can elect all of the directors and holders of the remaining shares will not be able to elect any directors. Our by-laws provide for a classified board of directors consisting of three classes with staggered three-year terms.

Transfer Agent

         The transfer agent and registrar for our common stock is First Union National Bank, Charlotte, North Carolina.

Preferred Stock

         Our Articles of Incorporation authorize our board of directors to issue shares of preferred stock, par value $10.00 per share, and to fix the terms (including voting rights, dividends, redemption and conversion provisions, if any, and rights upon liquidation) of any shares issued. Outstanding shares of preferred stock that are redeemed or are converted to common stock are restored to the status of authorized and unissued shares of preferred stock issuable in series by our board of directors.

         Our board of directors has authorized the issuance of one special voting share of preferred stock in connection with our acquisition of Perigee Inc. This special voting share will provide the holders of exchangeable shares of Legg Mason Canada Holdings Ltd. with substantially the same voting rights as the holders of our common stock. The special voting share will have a number of votes, which may be cast at a Legg Mason stockholders' meeting, equal to the number of exchangeable shares outstanding. We intend to issue this special voting share upon the closing of the Perigee acquisition.

         Our board of directors has the authority, under our Articles of Incorporation, to classify or reclassify any unissued preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

Two-Tier Business Combination Provisions

         Maryland law requires the affirmative vote of at least a majority of all of the outstanding shares entitled to vote to approve a merger, consolidation, share exchange or disposition of all or substantially all of our assets. Our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding voting shares to approve any "business combination" of us with any "Related Person" unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the Related Person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the Related Person. A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term "business combination" is defined to include a wide variety of transactions between us and a Related Person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

         However, if the Related Person pays a "fair price" to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the Related Person. Under our Articles of Incorporation, the "fair price" must be at least equal to the greater of

         o the highest price paid or agreed to be paid by the Related Person to purchase shares of our common stock during the
              24-month period prior to the taking of such vote; or
         o    the highest market price of the common stock during the
              24-month period prior to the taking of such vote; or
         o the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

In addition, the "fair price" consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of our common stock.

         The special voting provisions are not applicable to a business combination authorized by our board of directors by a vote which includes a majority of our "Disinterested Directors." A Disinterested Director is defined to include any member of our board of directors who is not the Related Person (or an affiliate or associate of the Related Person) and who was a director prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is not the Related Person (or an affiliate or associate of the Related Person) and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on our board of directors.

         Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal was proposed by our board of directors by a vote that includes a majority of the Disinterested Directors.

         The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares, as well as by our classified board of director provisions.

                                  ERISA MATTERS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on

                  (1) "employee benefit plans" (as defined in Section 3(3) of ERISA),

                  (2) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

                  (3) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan"), and

                  (4) persons who have certain specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

         In addition to the foregoing exemptions, certain insurance company general accounts, which support policies issued by an insurer on or after December 31, 1998 to or for the benefit of Plans, are allowed to purchase common stock in reliance upon regulations promulgated by the Department of Labor pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which supports such policies.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and both ERISA and the Code prohibit certain transactions between a Plan and parties in interest or disqualified persons.

         Because of our activities or the activities of our affiliates, we may be deemed to be a party in interest or disqualified person with respect to a number of Plans (e.g., those to which we provide brokerage, investment or other financial services). If our common stock is acquired and held by a Plan with respect to which we are a party in interest or disqualified person, such acquisition and holding could be deemed to be a direct or indirect prohibited transaction, which could result in the imposition of taxes or penalties on the parties to the prohibited transaction.

         Such transactions may, however, be exempt from the otherwise applicable taxes and penalties by reason of one or more statutory or administrative exemptions such as those described below. Such administrative exemptions may include:

         o    Prohibited Transaction Class Exemption ("PTE") 95-60,
              60 FR 35925, July 12, 1995, which exempts certain transactions involving insurance company general accounts;
         o PTE 90-1, 55 FR 2891, January 29, 1990, which exempts certain transactions involving insurance company pooled separate accounts;
         o PTE 91-38, 56 FR 31966, June 12, 1991, which exempts certain transactions involving bank collective investment funds; and
         o PTE 84-14, 49 FR 9494, March 13, 1984, which exempts certain transactions entered into on behalf of a Plan by a qualified professional asset manager.

If the conditions of one or more of these exemptions (or some other applicable exemption) are met, the acquisition and holding of our common stock by or on behalf of a Plan should be exempt from certain of the prohibited transaction provisions of ERISA and the Code. It should be noted, however, that even if such conditions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code.

         Further, each Plan fiduciary should take into account, among other considerations:

         o whether the fiduciary has the authority to make the investment;
         o whether the investment constitutes a direct or indirect transaction with a party in interest or disqualified person;
         o the composition of the Plan's portfolio with respect to diversification by type of asset;
         o the Plan's funding objectives; the tax effects of the investment; and
         o whether under the general fiduciary standards of investment procedure and diversification an investment in our common stock is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and all other appropriate factors.

         Prior to making an investment in our common stock, a Plan investor must determine whether we are a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above, and whether the investment is otherwise a permissible and appropriate investment for the Plan. Prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances.

                              PLAN OF DISTRIBUTION

         We will issue 5,210,000 shares of common stock covered by this prospectus only upon exchange or redemption of the exchangeable shares of Legg Mason Canada Holdings Ltd., and no broker, dealer or underwriter has been engaged in connection with the exchange or redemption. This prospectus also covers 3,797,659 previously issued shares of our common stock eligible for resale by affiliates of Perigee. See "Resales."

                                     RESALES

         If set forth in an applicable prospectus supplement, this prospectus may be used in connection with resales or redistributions of our common stock by a selling stockholder. The selling stockholder may be a person or persons deemed "affiliates" of Perigee Inc. under the Securities Act of 1933, as amended, who acquired common stock from us or an affiliate of ours. Such a resale or redistribution may be effected directly or indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis on the New York Stock Exchange, in the over-the-counter market, on any other securities exchange on which shares of our common stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such a resale or redistribution also may be effected through a block trade (which may involve cross trades) in which the broker or dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker or dealer as principal and resale by such broker or dealer for its own account; exchange distributions and/or secondary distributions in accordance with the rules of the New York Stock Exchange; ordinary brokerage transactions and transactions in which the broker solicits purchasers; an offering at other than a fixed price on or through the facilities of the New York Stock Exchange or to or through a market maker otherwise than on the New York Stock Exchange; pledges to lenders as a collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure thereunder; and any other legally available means.

         In connection with resales or redistributions of our common stock or otherwise, a selling stockholder may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. A selling stockholder may also sell our common stock short and redeliver shares to close out such short positions. A selling stockholder may also enter into option or other transactions with brokers, dealers or other financial institutions which require the delivery to such broker, dealer or other financial institution of our common stock covered hereby, which common stock may be resold by such broker, dealer or other financial institution pursuant to this prospectus. In effecting sales, brokers or dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time. The broker-dealers participating in such a resale or redistribution may be deemed "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of our common stock and any commissions received by any of these broker-dealers may be regarded as underwriting commissions under the Securities Act of 1933. The shares of our common stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

         We will pay all expenses in connection with the registration of our common stock. The selling stockholder will pay any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes).

         In connection with resales and redistributions, the following information will, to the extent then required, be provided in the applicable prospectus supplement: the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular sale or redistribution.

                                  LEGAL MATTERS

         The validity of the Legg Mason common stock offered hereby will be passed upon for us by Shearman & Sterling, Washington, D.C., who will rely on the opinion of Robert F. Price, Esq., our General Counsel, as to all matters of Maryland law. Mr. Price beneficially owns, or has rights to acquire under our employee benefit plan, less than one percent of our common stock.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of Legg Mason and its subsidiaries as of March 31, 1999 and 1998 and for each of the years in the three-year period ended March 31, 1999, incorporated in this Registration Statement by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission Registration Fee..................$96,898.76
Printing and Engraving Fees and Expenses................................$500.00
Accounting Fees and Expenses..........................................$1,500.00
Blue Sky Fees and Expenses............................................$5,000.00
Legal Fees............................................................$2,000.00
Miscellaneous (including Listing Fees, if applicable)...................$101.24
Total...............................................................$106,000.00

Item 15.  Indemnification of Directors and Officers

         The Registrant's By-laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

         Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

         The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $35,000,000.

         The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit

Number                          Description of Exhibit
------                          ----------------------
4.1      Articles of Incorporation of Legg Mason, as amended. (1)
4.2      Bylaws of Legg Mason, as amended and restated April 25, 1988. (2)
5.1      Opinion of Shearman & Sterling.*
5.2      Opinion of Robert F. Price, Esq.*
23(a)    Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.
23(b)    Consent of Shearman & Sterling (included in Exhibit 5.1).
23(c)    Consent of Robert F. Price, Esq.  (included in Exhibit 5.2).
24       Powers of Attorney.*

--------------------
(1)      Incorporated by reference to Exhibit 3(i) to the Legg Mason's
         Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(2) Incorporated by reference to Exhibit 3(ii) to the Legg Mason's Quarterly Report on Form 10-Q for the quarter ended March 31, 1988.

*        Previously filed.


Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 15, 2000.

                                  LEGG MASON, INC.
                                    (Registrant)

                                      By      *
                                         -------------------------------------
                                      Name:   Raymond A.  Mason
                                      Title:  Chairman of the Board, President
                                              and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signatures                          Title                                        Date
           ----------                          -----                                        ----

                *
--------------------------------    Chairman of the Board, President, Chief               May 15, 2000
Raymond A. Mason                    Executive Officer and Director (Principal
                                    Executive Officer)

                *
---------------------------------   Senior Vice President and Treasurer                   May 15, 2000
Thomas L. Souders                   (Principal Financial and Accounting
                                    Officer)

                *
--------------------------------    Director                                              May 15, 2000
James W. Brinkley

                *
--------------------------------    Director                                              May 15, 2000
Edmund J. Cashman, Jr.

                *
--------------------------------    Director                                              May 15, 2000
Harry M. Ford, Jr.

                *
--------------------------------    Director                                              May 15, 2000
Nicholas J. St. George

                *
--------------------------------    Director                                              May 15, 2000
Charles A. Bacigalupo



                *
--------------------------------    Director                                              May 15, 2000
Richard J. Himelfarb

                *
--------------------------------    Director                                              May 15, 2000
James E. Ukrop

                *
--------------------------------    Director                                              May 15, 2000
Harold L. Adams

                *
--------------------------------    Director                                              May 15, 2000
John E. Koerner, III

                *
--------------------------------    Director                                              May 15, 2000
Roger W. Schipke

                *
--------------------------------    Director                                              May 15, 2000
W. Curtis Livingston

                *
--------------------------------    Director                                              May 15, 2000
Edward I. O'Brien

                *
--------------------------------    Director                                              May 15, 2000
Peter F. O'Malley

                *
--------------------------------    Director                                              May 15, 2000
Margaret DeB. Tutwiler

                *
--------------------------------    Director                                              May 15, 2000
William Wirth


-----------
*By Power of Attorney


  /s/ Robert F. Price
----------------------------------------
       Robert F. Price
Attorney-in-Fact

Exhibit

Number                          Description of Exhibit
------                          ----------------------
4.1      Articles of Incorporation of Legg Mason, as amended. (1)
4.2      Bylaws of Legg Mason, as amended and restated April 25, 1988. (2)
5.1      Opinion of Shearman & Sterling.*
5.2      Opinion of Robert F. Price, Esq.*
23(a)    Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.
23(b)    Consent of Shearman & Sterling (included in Exhibit 5.1).
23(c)    Consent of Robert F. Price, Esq. (included in Exhibit 5.2).
24       Powers of Attorney.*

-----------------
(1)      Incorporated by reference to Exhibit 3(i) to the Legg Mason's
         Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(2) Incorporated by reference to Exhibit 3(ii) to the Legg Mason's Quarterly Report on Form 10-Q for the quarter ended March 31, 1988.

*        Previously filed.